EXHIBIT 3.1

                             AMENDMENT NO. 2 TO THE
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      BRL UNIVERSAL EQUIPMENT 2001 A, L.P.

                          Dated as of October 23, 2001


     This  Amendment  No.  2  (the  "AMENDMENT")  dated  as of the above date is
                                     ---------
entered into by and between BRL Universal Equipment Management, Inc., a Delaware corporation, as the General Partner ("GENERAL PARTNER"), and Deutsche Bank A.G.,
                                      ---------------
New  York  Branch ("DEUTSCHE") and First Union National Bank ("FIRST UNION"), as
                    --------                                   -----------
the Limited Partners.

     WHEREAS, General Partner and Gregory C. Greene executed the Agreement of Limited Partnership of BRL Universal Equipment 2001 A, L.P. dated as of January 18, 2001; and

     WHEREAS, General Partner, Deutsche, First Union and Gregory C. Greene executed the First Amended and Restated Agreement of Limited Partnership of BRL Universal Equipment 2001 A, L.P. dated as of February 9, 2001 ("PARTNERSHIP
                                                                     -----------
AGREEMENT");  and
---------

     WHEREAS, General Partner, Deutsche and First Union executed that certain Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BRL Universal Equipment 2001 A, L.P. (the "FIRST AMENDMENT")
                                                               ---------------
dated as of July 24, 2001 (the Partnership Agreement, as amended by the First Amendment, and as further amended, restated or modified, hereinafter referred to as the "PARTNERSHIP AGREEMENT"); and
          ----------------------

     WHEREAS, the parties hereto have executed this Amendment to amend the Partnership Agreement to reflect, among other things, (a) the clarification of the parties intent with respect to approvals by the Limited Partners for (i) the contribution of additional capital by existing Limited Partners; (ii) the admission of new Limited Partners; and (iii) amendments to the Partnership Agreement; and (b) additional capital contributed by Limited Partners on the date hereof.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Partnership Agreement.

     2. The following shall be added as new Section 1.7.1 to Article 1 of the Partnership Agreement:

              "1.7.1  "CLOSING DATE" means (i) with respect to any Capital
                       ------------
              Contribution, the Funding Date thereof, (ii) with respect to any representation or warranty of the General Partner, each Funding Date, (iii) with respect to any representation or warranty of any Limited Partner, each Funding Date on which it makes a Capital Contribution, (iv) with respect to any condition precedent, the Funding Date for the Capital


Amendment. No. 2 - Page 1

              Contribution subject to such condition precedent and (v) with respect to Section 18.6, February 9, 2001."

     3. The following shall be added as new Section 1.8.1 to Article 1 of the Partnership Agreement:

              "1.8.1  "COMMITMENT  TERMINATION DATE" means with respect to
                       ----------------------------
              any Limited Partner's Equity Commitment, the date set forth as the Commitment Termination Date for such Limited Partner on Exhibit B attached hereto and made a part hereof."

     4. The following shall be added as new Section 1.11.1 to Article 1 of the Partnership Agreement:

              "1.11.1  "FUNDING  DATE"  means  with respect to any Capital
                       ---------------
              Contribution, the date on which such Capital Contribution is made, which date shall also be a "Funding Date" as defined in the Appendix A to Participation Agreement referenced in the first paragraph of this Article 1."

     5. Section 9.4 of the Partnership Agreement is hereby deleted in its entirety and the following shall be substituted in place thereof:

               "9.4  Admission  of  New  Limited Partners: In the event the
                     ------------------------------------
               General Partner gives notice of the need for additional equity as described in Section 15.2 of this Agreement, and the additional Capital Contributions agreed to be provided by some or all of the then existing Limited Partners is less than necessary to complete the proposed acquisition of additional Equipment, the General Partner may admit new Limited Partners. All new Limited Partners shall be deemed admitted to the Partnership as Limited Partners upon execution by the General Partner and the new Limited Partners of the New Limited Partner Acceptance Notice prepared by the General Partner substantially in the form of Exhibit E to this Agreement. The execution of the New Limited Partner Acceptance Notice by a new Limited Partner shall constitute execution and acceptance of this Agreement by such new Limited Partner for all purposes."

     6. Section 13.1 of the Partnership Agreement is hereby deleted in its entirety and the following shall be substituted in place thereof:

              "13.1  Approval  of Amendment: Except as otherwise expressly
                     ----------------------
              provided, this Agreement or any terms hereof may not be amended, supplemented, waived or modified without the written agreement and consent of the General Partner and the Majority Limited Partners, which such consents shall not be unreasonably withheld, and any such consent (except as provided below) shall be binding on all Limited Partners, provided, that no such amendment, modification, waiver or
              --------
              supplement shall, (i) without the consent of a Limited Partner, (A) extend or increase the amount of its Equity Commitment, (B) extend or reduce the scheduled repayment of its Equity Contribution, or reduce the rate or extend the


Amendment. No. 2 - Page 2
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              time  of  payment of Limited Partner Preferred Return or any indemnity for increased costs or Breakage Costs under Sections 6.5 and 6.6 (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification that is agreed to by Majority Limited Partners directly affected thereby to the financial definitions in the Operative Documents shall not constitute a reduction in the Applicable Equity Rate for purposes of this clause (B), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Majority Limited Partners) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement and the other Operative Documents), (C) reduce or limit its right to make additional Equity Contributions pursuant to Section 15.2, (D) release all or substantially all of Partnership's interest in the Equipment (except as expressly provided herein or in the Lease Agreement), (E) reduce the percentage specified in the definition of Majority Limited Partners, or (F) amend
              Article 13; (ii) without the consent of all Limited Partners amend, supplement, modify or waive any of the provisions of this Agreement in any manner that reduces or limits the Partnership's ability to repay any Equity Contribution or Limited Partner Preferred Return in accordance with the terms of this Agreement or changes the allocation of losses as set forth in Section 12.2; (iii) without the consent of Equity Administrative Agent, amend, modify or waive any provision relating to the rights or obligations of Equity Administrative Agent; or (iv) without the consent of General Partner, amend, modify or waive any provision relating to the rights or obligations of General Partner."

     7. The last sentence of Section 15.2 of the Partnership Agreement is hereby deleted in its entirety and the following shall be substituted in place thereof:

              "The contribution and commitment of additional Capital Contributions by Limited Partners shall be evidenced by the execution by the General Partner and the Limited Partners making such additional Capital Contributions and Equity Commitments of the Additional Capital Contributions Approval Notice which shall be prepared by the General Partner substantially in the form of Exhibit D to this Agreement."

     8. Effective as of the date hereof, Exhibit B attached to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

     9. Effective as of the date hereof, Exhibit D attached to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

     10. Effective as of the date hereof, Exhibit E attached to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

     11. This Agreement may be executed (i) in multiple counterparts, each of which shall be regarded as an original and all of which shall constitute a single instrument and shall become effective as of the date hereof when each of the parties hereto shall have signed a copy hereof (whether the


Amendment. No. 2 - Page 3
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     same  or  different  copies)  and (ii) by facsimile signature and each such signature shall be treated in all respects as having the same effect as an original signature.


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                           EXECUTION PAGES TO FOLLOW]
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Amendment. No. 2 - Page 4
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     IN  WITNESS  WHEREOF, this Amendment has been executed as of the date first above  written.

                                           GENERAL  PARTNER:

                                           BRL UNIVERSAL EQUIPMENT MANAGEMENT,
                                           INC., a Delaware corporation


                                           By:  /s/  Gregory  C.  Greene
                                                --------------------------------
                                                     President



                                           LIMITED  PARTNER:

                                           DEUTSCHE BANK A.G., NEW YORK BRANCH


                                           By:  /s/  Karen  Keane
                                                --------------------------------
                                                     Director

                                           By:  /s/  Robert F. Martorano, Jr.
                                                --------------------------------
                                                     Managing  Director



                                           LIMITED  PARTNER:

                                           FIRST UNION NATIONAL BANK


                                           By:  /s/  David E. Humphreys
                                                --------------------------------
                                                     Vice  President


Amendment. No. 2 to the 1st Amended and Restated Agmt. For Ltd.
Partnership - Exhibit E
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